Exhibit 99.1

Syros to Raise Approximately $190 Million Through Merger with TYME Technologies and Concurrent Private Placement

Combined Company Will Operate as Syros Pharmaceuticals and Continue to Advance Syros’ Ongoing Clinical Programs

Syros Expects to Have Cash Into 2025; At Least a Year Past SELECT-MDS-1 Pivotal Data

Now Planning to Initiate Phase 3 Clinical Trial of SY-2101 in APL 2H 2023

Syros to Host Conference Call at 8:30 AM ET Today

CAMBRIDGE, Mass. and BEDMINSTER, New Jersey, July 5, 2022 – Syros Pharmaceuticals (NASDAQ:SYRS), a leader in the development of medicines that control the expression of genes, and TYME Technologies, Inc. (NASDAQ:TYME), today announced that the companies have entered into a definitive merger agreement pursuant to which Syros will acquire TYME, including its pipeline assets and net cash at closing which after accounting for wind-down and transaction expenses is currently estimated to be approximately $60 million. The combined company will trade on Nasdaq under the ticker symbol “SYRS” and will be led by Syros’ existing management team, including Nancy Simonian, M.D., Chief Executive Officer of Syros, and will remain focused on advancing Syros’ pipeline of small molecule medicines for the treatment of cancer.

Concurrent with the merger, Syros announced an oversubscribed $130 million private investment in public equity (PIPE) financing at a price per unit of $0.94. New and existing investors in the PIPE which was led by a life sciences-focused investment fund include Syros co-founder and founding investor Flagship Pioneering, Avidity Partners, Deep Track Capital, Bain Capital Life Sciences, Invus, Samsara BioCapital, Adage Capital Partners LP, Ally Bridge Group and Cowen Healthcare Investments, as well as other investors. Additionally, Syros stockholders holding approximately 28% of the outstanding shares of Syros common stock and TYME stockholders holding approximately 30% of the outstanding shares of TYME common stock signed support agreements obligating them to vote in favor of the transactions.

Syros also announced an amendment to its senior secured loan facility with Oxford Finance LLC which, subject to certain conditions, will extend the interest-only payment period from March 1, 2023 to March 1, 2024 (and, upon the achievement of certain milestones, September 1, 2024), and will extend the maturity date from February 1, 2025 to February 1, 2026 (and, upon the achievement of certain milestones, August 1, 2026).

Following the closing of the merger, financing and debt agreement amendment, the total cash balance of the combined company is expected to be approximately $240 million (after transaction expenses), sufficient to fund Syros’ planned operating expenses and capital expenditure requirements into 2025.

“This is a pivotal moment for Syros. We believe these transactions will bring us the necessary capital to advance our late-stage clinical programs toward commercialization, including tamibarotene, currently being studied in the SELECT-MDS-1 trial, the randomized portion of the SELECT-AML-1 trial, and SY-2101, which we plan to advance into a Phase 3 trial next year for the treatment of acute promyelocytic leukemia,” said Dr. Simonian. “After evaluating safety lead-in data from the SY-5609 Phase 1 trial in pancreatic cancer we will assess the optimal path forward for this program. Additionally, we have decided to seek partnerships for our oncology discovery programs. Together, these decisions allow us to focus on the most advanced programs across our targeted hematology portfolio where we believe we can more rapidly address significant unmet needs. We are grateful for our new and existing investors, as well as to the TYME team for their spirit of collaboration throughout this process and look forward to delivering on our vision of bringing forward medicines that redefine the standard of care for cancer patients.”

“Following an extensive review of numerous strategic alternatives, it was clear that the proposed merger with Syros was the best option for our shareholders,” said Richie Cunningham, Chief Executive Officer of TYME Technologies. “The team at Syros shares our unwavering commitment to develop medicines that make a profound difference in patients’ lives. Syros has a robust pipeline with its lead program in Phase 3, an experienced management and board, and now is well capitalized to execute on its clinical endeavors. Additionally, Syros will continue our work of evaluating the best path forward for the SM–88 program.”

In conjunction with these strategic transactions, Syros provided an update on the following clinical and discovery programs:

Tamibarotene: Oral RARα Agonist

Higher-Risk Myelodysplastic Syndrome (HR-MDS)

Syros continues to progress the ongoing SELECT-MDS-1 Phase 3 trial in newly diagnosed RARA-positive patients with HR-MDS and remains on track to report topline data in the fourth quarter of 2023 or the first quarter of 2024, with a potential new drug application (NDA) filing expected in 2024.

Acute Myeloid Leukemia (AML)

Syros continues to evaluate tamibarotene in combination with venetoclax and azacitidine in the ongoing SELECT-AML-1 Phase 2 trial in newly diagnosed RARA-positive patients with unfit AML. Syros expects to report clinical activity and safety data from the safety lead-in portion of the study in second half of 2022. Syros also plans to initiate the randomized portion of the trial in an additional eighty RARA-positive unfit AML patients, evaluating the triplet regimen of tamibarotene, venetoclax and azacitidine versus venetoclax and azacitidine with data expected in 2023 or 2024.

SY-2101: Oral Arsenic Trioxide

Syros is advancing the ongoing dose confirmation trial of SY-2101 in patients with newly diagnosed acute promyelocytic leukemia (APL) and expects to announce pharmacokinetic and safety data in mid-2022. Syros now expects to initiate a Phase 3 clinical trial of SY-2101 in the second half of 2023.

SY-5609: Oral Selective CDK7 Inhibitor

Syros is evaluating SY-5609 in combination with chemotherapy in relapsed/refractory metastatic pancreatic cancer patients. The company expects to report safety and clinical activity data from the safety lead-in portion of the trial in the second half of 2022. Based on the safety lead-in data, Syros will determine the best course for further development of SY-5609.

In addition, the arm of Roche’s ongoing Phase 1/1b INTRINSIC trial evaluating SY-5609 in combination with atezolizumab, it’s PD-L1 inhibitor, in BRAF-mutant colorectal cancer is now open for enrollment. Under the terms of Syros’ agreement with Roche, Roche is the sponsor of the trial and Syros is supplying SY-5609.

Gene Control Discovery Engine

Syros is seeking partnerships for its discovery programs, including its CDK12 program. Syros remains on track to nominate a development candidate from its CDK12 program in the third quarter of 2022.

Syros will continue to execute on its existing collaborations with Incyte Corporation and Global Blood Therapeutics, for which its research efforts are fully funded externally, as provided in each agreement.

Transaction Details

In the merger, Syros expects to issue approximately 74.3 million shares of its common stock to TYME stockholders to acquire TYME’s expected net cash at closing and TYME stockholders are expected to receive approximately 0.4312 shares of Syros common stock for each share of TYME common stock. The actual number of shares to be issued in the merger and the exchange ratio will be subject to adjustment based on the amount of TYME’s net cash at closing and the number of TYME shares outstanding at closing. Upon closing of the merger, TYME will become a wholly owned subsidiary of Syros. The merger agreement has been approved by the Board of Directors of each company.

In the PIPE financing, Syros agreed to sell units comprising (i) an aggregate of 138.1 million shares of its common stock and pre-funded warrants to purchase shares of common stock and (ii) accompanying warrants to purchase an aggregate of up to 138.1 million additional shares of common stock (or pre-funded warrants in lieu thereof), at a price per unit of $0.94 (or $0.9399 per unit comprising a pre-funded warrant and accompanying warrant). The exercise price of the warrants is $1.034 per share, or if exercised for a pre-funded warrant in lieu thereof, $1.0399 per pre-funded warrant (representing the warrant exercise price of $1.034 per share minus the $0.0001 per share exercise price of each such pre-funded warrant).

The warrants are exercisable at any time during the period beginning six months after the closing of the PIPE financing and ending five years after such closing. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. The expected gross proceeds from the PIPE financing are $130 million, before deducting estimated offering expenses.

The merger, together with the PIPE financing, is intended to be tax free for U.S. federal income tax purposes to TYME stockholders.

The number of shares of Syros common stock issuable in the PIPE financing and the merger are subject to adjustment in the event of any reverse stock split that may be effectuated by Syros in connection with the transactions.

The transactions are expected to close in the second half of 2022 concurrently with each other, subject to approval by the stockholders of Syros and TYME, the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission (the ”SEC”) to register the shares of Syros common stock to be issued in connection with the merger and the satisfaction of other customary closing conditions.

Net proceeds from the merger and the PIPE financing are expected to be used to advance Syros’ clinical development pipeline, business development activities, working capital and other general corporate purposes.

The securities to be sold in the PIPE have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

Management and Organization

Effective as of the closing of the transactions, the Syros leadership team will continue to be responsible for all executive positions of the combined company. Nancy Simonian, M.D., will be the Chief Executive Officer, David A. Roth, M.D., will serve as Chief Medical Officer, Kristin Stephens will serve as Chief Development Officer, Eric Olson, Ph.D., will serve as Chief Scientific Officer, Jason Haas will serve as Chief Financial Officer and Conley Chee will serve as Chief Commercial Officer. Additionally, effective as of the closing of the transactions, Syros expects to add a board member nominated by TYME and a board member nominated by a PIPE investor.

Advisors

Piper Sandler & Co. is acting as financial advisor to Syros. Moelis & Company LLC is acting as financial advisor to TYME. Cowen and Piper are acting as placement agents for the PIPE transaction. WilmerHale LLP is acting as legal counsel to Syros. Faegre Drinker Biddle & Reath LLP is acting as legal counsel to TYME.

Conference Call Information

Syros will host a conference call today, July 5, 2022 at 8:30 a.m. ET, to discuss the transactions. Participants may register for the conference call here. While not required, it is recommended that participants join the call ten minutes prior to the scheduled start.

A live webcast of the call will also be available on the Investors & Media section of the Syros website at http://ir.syros.com.

About Syros Pharmaceuticals

Syros is redefining the power of small molecules to control the expression of genes. Based on its unique ability to elucidate regulatory regions of the genome, Syros aims to develop medicines that provide a profound benefit for patients with diseases that have eluded other genomics-based approaches. Syros is advancing a robust clinical-stage pipeline, including: tamibarotene, a first-in-

class oral selective RARα agonist in RARA-positive patients with higher-risk myelodysplastic syndrome and acute myeloid leukemia; SY-2101, a novel oral form of arsenic trioxide in patients with acute promyelocytic leukemia; and SY-5609, a highly selective and potent oral CDK7 inhibitor in patients with select solid tumors. Syros also has multiple preclinical and discovery programs in oncology and monogenic diseases. For more information, visit www.syros.com and follow us on Twitter (@SyrosPharma) and LinkedIn.

About TYME Technologies, Inc.

TYME is an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™) that are intended to be effective across a broad range of solid tumors and hematologic cancers, while also maintaining patients’ quality of life through relatively low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, TYME’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to cause cancer cell death.

The Company is currently focused on developing its novel compound, SM-88 and its preclinical pipeline of novel CMBT™ programs. TYME believes that early clinical results demonstrated by SM-88 in multiple advanced cancers, including prostate, sarcomas and breast, reinforce the potential of its emerging CMBT™ pipeline.

Forward Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act concerning Syros, TYME, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Syros and TYME, as well as assumptions made by, and information currently available to, management of Syros and TYME. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the transactions or to complete the PIPE financing in a timely manner or at all; uncertainties as to the timing of the consummation of the transactions and the ability of each of Syros and TYME to consummate the transaction, including the PIPE financing; risks related to TYME’s continued listing on the Nasdaq Stock Market until closing of the proposed transactions; risks related to Syros’ and TYME’s ability to correctly estimate their respective operating expenses and expenses associated with the transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the ability of Syros or TYME to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Syros’ Annual Report on Form 10-K for the year ended December 31, 2021, Syros’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and TYME’s Annual Report on Form 10-K for the year ended March 31, 2022, each of which is on file with the SEC. In addition, the extent to which the COVID-19 pandemic continues to impact the proposed transactions will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the pandemic, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Syros and TYME can give no assurance that the conditions to the transactions will be satisfied. Except as required by applicable law, Syros and TYME undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Important Additional Information Will Be Filed with the SEC

Syros plans to file with the SEC a Registration Statement on Form S-4 in connection with the transactions and Syros and TYME plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transactions. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available before making any voting or investment decision with respect to the proposed transactions. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Syros, TYME, the transactions and related matters. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Syros and TYME through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Syros by contacting hannahd@sternir.com or from TYME by contacting investorrelations@tymeinc.com.

Participants in the Solicitation

Syros and TYME, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Syros’ directors and executive officers is contained in Syros’

proxy statement dated April 21, 2022, which is filed with the SEC. Information regarding TYME’s directors and executive officers is contained in TYME’s proxy statement dated July 12, 2021, which is filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Syros Pharmaceuticals’ Media Contact:

Courtney Solberg

Syros Pharmaceuticals

917-698-9253

csolberg@syros.com

Syros Pharmaceuticals’ Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

TYME Technologies’ Investor Contact:

Lisa M. Wilson

In-Site Communications, Inc.

212-452-2793

lwilson@insitecony.com